UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 9, 2019

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

P O Box 25201
Albuquerque, NM 87125
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

In January 2019, Santa Fe Gold Corporation (the “Company”) issued an aggregate amount of 54,715,344 shares of Company common stock that were previously sold between July 26, 2017 and December 27, 2018 (for aggregate gross proceeds of $4,377,228), but were not issued at the time of sale as there were insufficient shares of Company common stock authorized for issuance.  In connection with these sales, the Company paid finders’ fees of $412,723.  The issuance of these shares was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933.

As of the date hereof, there are 336,643,461 shares of Company common stock issued and outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 9, 2019, Tom Laws resigned as a director of the Company, a copy of such resignation is attached hereto as Exhibit 17.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s 2019 special meeting, the Company’s stockholders approved an amendment to the Certificate of Incorporation as described in Item 5.07 below, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On January 11, 2019, the Company held its special meeting of stockholders. Set forth below are the final voting results for each of the two proposals submitted to a vote of the stockholders.

Proposal One.  To Increase the Number of Authorized Shares of Common Stock from 300,000,000 to 550,000,000.  The Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation increasing the authorized shares of common stock from 300,000,000 to 550,000,000, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining
209,432,234	10,933,899	2,423,482

Proposal Two.  To Remove Thomas Laws as a Director.  Notwithstanding that Mr. Laws resigned as a director on January 9, 2019, the Company’s stockholders approved the removal of Thomas Laws as a director, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining
152,034,216	238,585	456,127

Item 7.01.   Regulation FD Disclosure.

On January 7, 2019, the Company issued a press release announcing that the Company had acquired the Billali mine and related mining properties.  A NI 43-101 Technical Exploration Report, Billali Mine, New Mexico, dated December 9, 2011, is located on the internet at www.janrasmussen.com/pdfs/billali%2043%20101.pdf.  This Technical Exploration Report was not prepared for, or at the request of, the Company.

The information set forth in this Current Report on Form 8-K is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.  This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Use of Non-GAAP Financial Measures; Forward-looking statements

This Current Report on Form 8-K and the Technical Exploration Report may contain forward‐looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements relate to anticipated or expected events, activities, trends or results from operations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.  The forward-looking statements contained in the Technical Exploration Report speak only as of the date of the material, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to the Technical Exploration Report, as this report was not prepared at the request, or on behalf, of the Company.  Certain factors may cause results to differ materially from those anticipated by some of the statements made in the Technical Exploration Report.  Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from our website or the SEC's website at http://www.sec.gov/.

The estimates of recoverable resources and related information contained in the Technical Exploration Report are not believed by the Company to comply with the SEC Mining Industry Disclosures.

Item 9.01 Financial Statements and Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Form of Amendment to the Certificate of Incorporation of Santa Fe Gold Corporation (filed herewith)
17.1	Letter of Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: January 15, 2019	/s/ Frank Mueller
Frank Mueller
Chief Financial Officer